Exhibit 99.1

USIS Media Contact: Michael John

Office 703.637.1694; Cell:    730.343.3325

michael.john@usis.com

USIS Investor Contact: Bart Witteveen

Office: 703.637.1670

InvestorRelations@usis.com

HireRight Media Contact: Media Relations Strategies / Lindsay Thompson

Office: 714.957.8880 ext. 128

lindsay@strategiesadpr.com

USIS successfully closes acquisition of HireRight

Combined company will provide comprehensive, innovative range of global employment screening solutions

FALLS CHURCH, Va., and IRVINE, Calif., Aug. 21, 2008 – US Investigations Services, Inc. (USIS), a leading provider of employment screening solutions and the largest provider of security investigations to the federal government, and HireRight, Inc. (NasdaqGM: HIRE), a leading provider of on-demand employment background and drug screening solutions, today announced the completion of the HireRight acquisition.

The transaction is valued at approximately $249 million. Under terms of the agreement, which was approved by HireRight’s stockholders on August 18, USIS will pay HireRight stockholders $19.75 per share in cash.

The strategic combination of the two companies creates the largest employment screening company in the world. Together, USIS Commercial Services and HireRight will provide customers with a comprehensive and integrated range of solutions for managing and mitigating employment-related business risk. The combined company will deliver on-demand screening applications built with state-of-the-art technologies delivering outstanding user experience, quality, turn-around time, and extensive process and workflow automation. The combined company will provide customer-focused business solutions and critical information services to more than 27,000 customers, ranging from small businesses to global enterprises, including approximately 21% of the U.S. Fortune 500 companies and more than 30% of the Fortune 100.

“The combined company is much more than a background information or employment screening company,” said Michael Cherkasky, USIS CEO. “Through this strategic combination we become an information solutions company, a company that collects, processes, and analyzes information, and then delivers great advice to help a client solve a problem. We create solutions for our customers through our software, databases, superior processes, and consultative approach.”

Eric Boden, HireRight President and CEO, will lead the combined commercial business and report to Mr. Cherkasky. Phillip McVey, USIS Commercial Services Division President, will lead the business integration process and assist Messrs. Cherkasky and Boden in growing the business following the integration.

Together, USIS and HireRight will offer deep expertise in helping organizations of all sizes efficiently implement, manage, and control their employment screening programs. The combined company will have the technology, services portfolio, financial resources, and subject matter expertise to meet the complex requirements demanded by leading employers around the globe. Customers will have access to a wide range of competitively unique services delivered globally in over 200 countries and territories.

USIS and its controlling stockholder, Providence Equity Partners, received financial advice from Lehman Brothers Inc. and Portico Capital Securities LLC, and legal advice from Debevoise & Plimpton LLP. Credit Suisse acted as financial advisor to HireRight, and Dorsey & Whitney LLP provided legal advice to HireRight.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This message may contain forward-looking statements based on current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by the companies. Words such as ‘‘anticipates,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘seeks,’’ ‘‘estimates,’’ ‘‘may,’’ ‘‘will’’ and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to statements regarding the impact of the merger, including but not limited to, the companies’ expectations with respect to the combined companies available solutions, leadership position, competitive strengths and positioning; client base, as well as the anticipated synergies, efficiencies and advantages resulting from the merger. Such statements speak only as of the date hereof and are subject to change. The companies undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, that anticipated synergies and strategic benefits from the merger may not be fully realized; and the various other risks and uncertainties described in the “Risk Factors” section of HireRight’s Annual Report on Form 10-K for the year ended December 31, 2007, and the general economic and political conditions and specific conditions that may impact company operations, including hiring trends. Further information on HireRight, Inc., including additional risk factors that may affect forward looking statements, is contained in its Annual Report on Form 10-K and in its other SEC filings that are available through the SEC’s website (www.sec.gov).